UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2015

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information relating to the BFC Financial Corporation 2014 Stock Incentive Plan and the amendment thereto set forth under, or incorporated by reference into, Item 5.07 below is incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of BFC Financial Corporation (the “Company”) was held on May 19, 2015. The following proposals were submitted to a vote of the Company’s shareholders at the Annual Meeting: (i) the election of ten directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2016 Annual Meeting of Shareholders; and (ii) the approval of an amendment to the BFC Financial Corporation 2014 Stock Incentive Plan (the “Plan”) to increase the number of shares of the Company’s Class B Common Stock available for grant under the Plan from 4,500,000 shares to 8,500,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Plan from 5,000,000 shares to 9,000,000 shares (the “Plan Amendment”).  As described in the Company’s Definitive Proxy Statement on Schedule 14A,  filed with the Securities and Exchange Commission on April 24, 2015 (the “Proxy Statement”), pursuant to the Company’s Amended and Restated Articles of Incorporation, holders of the Company’s Class A Common Stock and Class B Common Stock were entitled to one vote per share and 26.93 votes per share, respectively, on each matter presented at the Annual Meeting. With respect to the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Company’s Class A Common Stock and Class B Common Stock as one class was required for a director nominee to be elected. With respect to the Plan Amendment, the affirmative vote of a majority of the votes cast on the proposal by the holders of the Company’s Class A Common Stock and Class B Common Stock as one class and, in addition, the affirmative vote of the holders of a majority of the shares of the Company’s Class B Common Stock entitled to vote on the proposal, was required for approval. As described in the Proxy Statement, a vote in favor of the Plan Amendment by a holder of the Company’s Class B Common Stock was deemed to constitute a vote in favor of the Plan Amendment and a vote in favor of the approval required by the Company’s Amended and Restated Articles of Incorporation of the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards which may be granted under the Plan as a result of the Plan Amendment. At the Annual Meeting, the Company’s shareholders approved the election of each of the ten director nominees.  In addition, the Plan Amendment and the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards which may be granted under the Plan as a result of the Plan Amendment were approved by the Company’s shareholders. A summary of the voting results, as certified by the Inspector of Election for the Annual Meeting, Georgeson Inc., is set forth below.

Proposal 1: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes

Alan B. Levan	285,375,160	3,626,261	-
John E. Abdo	285,456,958	3,544,464	-
Darwin Dornbush	285,961,321	3,040,101	-
Oscar Holzmann	285,620,124	3,381,298	-
Jarett S. Levan	285,596,233	3,405,188	-
Alan J. Levy	285,616,956	3,384,466	-
Joel Levy	285,945,881	3,055,541	-
William Nicholson	285,961,638	3,039,784	-
Neil Sterling	285,607,777	3,393,645	-
Seth M. Wise	286,018,640	2,982,782	-

Proposal 2: Approval of the Plan Amendment

Voting Results for Holders of the Company’s Class A Common Stock and Class B Common Stock

Votes For	Votes Against	Abstentions	Broker Non-Votes
275,663,434	13,032,122	254,850	-

Voting Results for Holders of the Company’s Class B Common Stock

Votes For	Votes Against	Abstentions	Broker Non-Votes
250,066,558	2,162,313	3,151	-

A description of the Plan Amendment and the material terms and conditions of the Plan, as amended by the Plan Amendment, is set forth on pages 37 through 42 of the Proxy Statement, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.  In addition, the full text of the Plan, as amended by the Plan Amendment, is attached as Appendix A to the Proxy Statement, is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1BFC Financial Corporation 2014 Stock Incentive Plan, as amended (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2015)

99.1Description of the Plan Amendment and the BFC Financial Corporation 2014 Stock Incentive Plan, as amended by the Plan Amendment (incorporated by reference to pages 37 through 42 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: May 20, 2015
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

10.1

BFC Financial Corporation 2014 Stock Incentive Plan, as amended (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2015)

99.1

Description of the Plan Amendment and the BFC Financial Corporation 2014 Stock Incentive Plan, as amended by the Plan Amendment (incorporated by reference to pages 37 through 42 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2015)